China Shengda Packaging Group Reports Third Quarter 2013 Results

HANGZHOU, China, Nov. 13, 2013 /PRNewswire-FirstCall/ -- China Shengda Packaging Group Inc. (NASDAQ: CPGI) ("Shengda" or the "Company"), a leading Chinese paper packaging company, today reported its financial results for the third quarter ended September 30, 2013.

Mr. Daliang Teng, Chief Executive Officer of China Shengda Packaging Group commented, "Despite continued challenges in economic environment, we continued to grow our paper cartons business in the third quarter which grew 3.1% to the highest level since 2Q12. We are also pleased to see our paper mill starting to contribute meaningfully to our business, generating $5.9 million, or approximately 15% of total revenues, in the third quarter. With the continuing ramp of the paper mill and our heightened efforts in sales and marketing for our paper carton business, we believe Shengda is well positioned in years to come."

Third Quarter 2013 Financial Highlights:

  Revenues increased by 20.9% year-over-year to $39.9.million for the third quarter of 2013 with revenues for paper cartons and other paper products increasing 3.1% to $34.1 million and revenues for raw paper contributing $5.9 million.
  Gross profit decreased by 10.8% to $5.4 million for the third quarter of 2013 from $6.0 million for the same period of 2012. Gross margin of 13.4% for the third quarter of 2013 compared to 18.2% for the same period of last year.
  Net income attributable to the Company's stockholders decreased by $0.9 million, or 60.7%, to $0.5 million for the third quarter of 2013 from $1.4 million for the same period of last year.
  Basic and diluted earnings per share were $0.01 for the third quarter of 2013, as compared to $0.04 for the same period of last year.
	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
Sales Analysis (Millions)	2013	2012
Revenues– Paper Cartons (millions)	$34.1	$33.0
Revenues– Raw Paper (millions)	$5.9	NA
Color Cartons (% of paper cartons revenues)	29.5%	31.3%
Flexo Cartons (% of paper cartons revenues)	70.5%	68.7%
Paper Cartons Sales Volume (M sq meters)	85.1	84.4
Raw paper Sales Volume ('000 tons)	16.4	NA
Color Cartons (avg price per sq meter)	$0.41	$0.41
Flexo Cartons (avg price per sq meter)	$0.40	$0.38
Raw Paper (avg price per ton)	$357	NA

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
Summary Results (Millions)	2013	2012
Revenues	$39.9	$33.0
Gross Profit	$5.4	$6.0
Gross Margin (%)	13.4%	18.2%
Operating Expenses	$4.7	$4.3
Operating Income	$0.7	$1.7
Operating Margin (%)	1.7%	5.1%
Net Income attributable to the Company's stockholders	$0.5	$1.4
EPS Basic & Diluted	$0.01	$0.04
Wtd Avg Shares Outstanding (millions)	38.8	38.8

Three Months Ended September 30, 2013 Results

Total revenues for the third quarter of 2013 increased by $6.9 million, or 20.9%, to $39.9 million from $33.0 million for the same period of 2012. Revenues of paper cartons and other paper products increased by $1.1 million, or 3.1%, to $34.1 million for the third quarter of 2013 from $33.0 million for the same period of last year. Our paper mill, which went into production in June 2013, contributed $5.9 million, or 14.7% of total revenues, with sales volume of 16.4 thousand tons and average price of $357 per ton. The increase in both sales volume and average price contributed to the increase in revenues from paper cartons. The sales volume of paper cartons increased by 0.7 million square meters to 85.1 million square meter for the third quarter of 2013 from 84.4 million square meters for the same period of 2012. Average sales price increased 2.4% to approximately $0.40 per square meter for the third quarter of 2013 from approximately $0.39 per square meter in the third quarter of 2012. The increase in sales volume of paper cartons was mainly because of greater efforts by our sales team, despite challenging domestic and foreign economic environment.

Color cartons and flexo cartons accounted for 29.5% and 70.5% of revenues of paper cartons and other paper products for the third quarter of 2013, compared to 31.3% and 68.7%, respectively, for the same period of 2012. Average sales prices per square meter for color cartons and flexo cartons were $0.41 and $0.40, respectively, for the third quarter of 2013, as compared to $0.41 and $0.38, respectively, for the same period of 2012.

Consumer and industrial goods manufacturing sectors remained the Company's principal markets. Major customers remained home appliances & electronics manufacturers, and food, beverage & cigarette manufacturers in the Yangtze River Delta Region, which accounted for 22.5% and 24.6%, respectively, of revenues of paper cartons and other paper products for the third quarter of 2013, as compared to 23.6% and 36.4%, respectively, for the same period of 2012.

Gross profit decreased by $0.6 million, or 10.8%, to $5.4 million for the third quarter of 2013 from $6.0 million for the same period of 2012. Gross margin decreased by approximately 4.8 points to 13.4% for the third quarter of 2013 from 18.2% for the same period of 2012.

Selling expenses increased by approximately $0.5 million, or 37.8%, to $1.9 million for the third quarter of 2013 from $1.4 million for the same period of 2012. The increase was mainly related to increase in freight expenses and increase in marketing expenses related to the paper mill in 2013. As a percentage of revenues, selling expenses for the third quarter of 2013 increased to 4.8% from 4.2% for the same period of 2012.

General and administrative expenses decreased by $ 0.1 million, or 5.3%, to $2.8 million for the third quarter of 2013 from $2.9 million for the same period of 2012. This decrease was mainly related to the decline in office expenses. As a percentage of revenues, general and administrative expenses for the third quarter of 2013 decreased to 7.0% from 8.9% for the same period of 2012.

Income tax expense decreased to $0.2 million for the third quarter of 2013 compared to $0.4 million for the same period of 2012. The decrease in income tax expense was mainly attributable to the decrease in income before income tax expense and non controlling interest.

Net income attributable to the Company's stockholders decreased by $0.9 million, or 60.7%, to approximately $0.5 million for the third quarter of 2013 from $1.4 million for the same period of 2012. Basic and diluted earnings per share were $0.01 for the third quarter of 2013, as compared to $0.04 for the same period of 2012.

Nine Months Ended September 30, 2013 Results

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
Sales Analysis (Millions)	2013	2012
Revenues– Paper Cartons (millions)	$94.0	$98.2
Revenues– Raw Paper (millions)	$6.5	NA
Color Cartons (% of paper cartons revenues)	29.0%	29.7%
Flexo Cartons (% of paper cartons revenues)	71.0%	70.3%
Paper Cartons Sales Volume (M sq meters)	237.3	249.0
Raw paper Sales Volume ('000 tons)	18.3	NA
Color Cartons (avg price per sq meter)	$0.40	$0.42
Flexo Cartons (avg price per sq meter)	$0.39	$0.38
Raw Paper (avg price per ton)	$357	NA

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
Summary Results (Millions)	2013	2012
Revenues	$100.5	$98.2
Gross Profit	$15.5	$17.3
Gross Margin (%)	15.4%	17.6%
Operating Expenses	$12.7	$11.8
Operating Income	$2.8	$5.5
Operating Margin (%)	2.8%	5.6%
Net Income attributable to stockholders	$2.2	$4.6
EPS Basic & Diluted	$0.06	$0.12
Wtd Avg Shares Outstanding (millions)	38.8	38.8

Total revenues for the nine months ended September 30, 2013 increased by $2.3 million, or 2.4% to $100.5 million from $98.2 million for the same period of 2012. Revenues of paper cartons and other paper products decreased by $4.2 million, or 4.3%, to $94 million for the nine months ended September 30, 2013 from $98.2 million for the same period of last year. Our paper mill went into production in June 2013 and contributed $6.5 million, or 6.5% of total revenues with sales volume of 18.3 thousand tons and the average price of $357 per ton. The decrease in revenues of paper cartons was a result of continued challenges in domestic and foreign economic environment that led to 4.7% decline in sales volume of paper cartons to 237.3 million square meters for the nine months ended September 30, 2013 from 249 million square meters for the same period of last year.

Color cartons and flexo cartons accounted for 29.0% and 71.0% of revenues of paper cartons and other paper products, respectively, for the nine months ended September 30, 2013, as compared to 29.7% and 70.3%, respectively, for the same period of 2012. Average sales prices per square meter for color cartons and flexo cartons were $0.40 and $0.39, respectively, for the nine months ended September 30, 2013, as compared to $0.42 and $0.38, respectively, for the same period of 2012.

Consumer and industrial goods manufacturing sectors remained the Company's principal markets. Major customers remained home appliances & electronics manufacturers, and food, beverage & cigarette manufacturers in the Yangtze River Delta Region, which accounted for 24.9% and 26.0%, respectively, of revenues of paper cartons and other paper products for the nine months ended September 30, 2013, as compared to 26.1% and 32.8% respectively, for the same period of 2012.

Gross profit decreased by $1.8 million, or 10.6%, to $15.5 million for the nine months ended September 30, 2013 from $17.3 million for the same period of 2012. Gross margin dropped by approximately 2.2 points to 15.4% for the nine months ended September 30, 2013 from 17.6% for the same period of 2012.

Selling expenses increased by $0.1 million, or 4.3%, to $4.1 million for the nine months ended September 30, 2013 from $4.0 million for the same period of 2012. The increase was mainly due to increased marketing expenses at our paper mill in 2013. As a percentage of revenues, selling expenses for the nine months ended September 30, 2013 increased to 4.1% from 4.0% for the same period of 2012.

General and administrative expenses increased by $ 0.8 million, or 9.4%, to $8.6 million for the nine months ended September 30, 2013 from $7.8 million for the same period of 2012. This increase was mainly due to the increase in R&D expenses. As a percentage of revenues, general and administrative expenses for the nine months ended September 30, 2013 increased to 8.5% from 8.0% for the same period of 2012.

Income tax expense decreased to $0.7 million for the nine months ended September 30, 2013 from $1.0 million for the same period of 2012. The decrease in income tax expense was mainly attributable to the decrease in income before income tax expense and non controlling interest.

Net income attributable to the Company's common stockholders decreased by $2.4 million, or 52.5%, to $2.2 million for the nine months ended September 30, 2013, from $4.6 million for the same period of 2012. Basic and diluted earnings per share were $0.06 for the nine months ended September 30, 2013, as compared to $0.12 for the same period of 2012.

Financial Condition

As of September 30, 2013, the Company had cash and cash equivalents of $6.2 million and restricted cash of $14.3 million. Shareholders' equity was $109.8 million, compared to $105.0 million at December 31, 2012. Net cash used in operating activities was $8.8 million for the nine months ended September 30, 2013, as compared to net cash provided by operating activities of $22.0 million for the same period of 2012. This was attributable to net income of $2.1 million, adjusted by depreciation and amortization expenses of $4.3 million, and a net decrease in cash from working capital items of $15.2 million. Net cash used in investing activities was $3.6 million for the nine months ended September 30, 2013, as compared to $17.8 million for the same period of 2012. The $3.6 million was used for purchases of property, plant and equipment and prepayment for construction, primarily related to machinery purchases and plant construction of Shuangsheng paper mill which was completed in June 2013. Net cash provided by financing activities was $6.4 million for the nine months ended September 30, 2013, as compared to $6.9 million net cash used in financing activities for the same period of 2012. During the third quarter of 2013, we received loan proceeds amounting to $6.4 million.

About China Shengda Packaging Group Inc.

China Shengda Packaging Group Inc. is a leading paper packaging company in China. It is principally engaged in design, manufacturing and sale of flexo-printed and color-printed corrugated paper cartons in a variety of sizes and strengths. It also manufactures raw paper and corrugated paperboards, which are used for the production of flexo-printed and color-printed cartons. The Company provides paper packaging solutions to a wide variety of industries, including food, beverage, cigarette, household appliance, consumer electronics, pharmaceuticals, chemicals, machinery and other consumer and industrial sectors in China.

Safe Harbor Statements

This press release may contain forward-looking statements. Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, the Company's ability to develop and market new products, the ability to reach full production capacity of the new paper mill, the ability to access capital for expansion and continued investment in R&D, the ability to acquire other companies, changes from anticipated levels of sales, changes in national or regional economic and competitive conditions, changes in relationships with customers, changes in profit margins of principal product and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:
China Shengda Packaging Group Inc.
Cindy Hu, Board Secretary
Tel: +86-571 8283 8770
E-mail: cindy.hu@cnpti.com
Website: http://www.cnpti.com

Investor Relations Contact:
Weitian Group LLC
Tina Xiao
Tel: +1-917-609-0333
Email: tina.xiao@weitian-ir.com
Website: http://www.weitian-ir.com

CHINA SHENGDA PACKAGING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in US$)

	September 30,	December 31,
ASSETS	2013	2012
Current assets	(Unaudited)
Cash and cash equivalents	$6,168,747	$11,903,937
Restricted cash	14,261,516	22,615,099
Accounts and notes receivable, net	39,718,512	33,203,457
Inventories	21,063,833	15,543,213
Prepayments and other receivables	2,368,740	955,953
Deductible value added tax payable	3,731,189	-
Amount due from related parties	203,241	207,112
Total current assets	87,515,778	84,428,771
Non-current assets
Property, plant and equipment, net	68,653,916	70,184,832
Land use right	11,974,476	11,881,160
Customer relationships, net	-	74,766
Deferred tax assets	1,059,542	403,121
Goodwill	180,262	175,941
Total assets	$169,383,974	$167,148,591
LIABILITIES AND EQUITY
Current liabilities
Accounts and notes payable	$32,170,878	$45,246,615
Amounts due to related party	1,113,761	269,505
Accrued expenses and other payables	4,753,965	2,310,270
Taxes payable	2,168,336	1,360,386
Short-term loans	10,004,000	3,500,000
Current portion of long-term borrowing	9,000,000	4,500,000
Total current liabilities	59,210,940	57,186,776
Non-current liabilities
Long-term loans	-	4,500,000
Deferred tax liabilities	-	18,691
Total liabilities	59,210,940	61,705,467
Commitment and contingencies
Equity
Stockholders' equity
Common stock (US$0.001 par value, 190,000,000 shares authorized, 39,456,311 shares issued both at September 30, 2013 and December 31, 2012, 38,790,811 outstanding both at September 30,2013 and December 31, 2012)	39,456	39,456
Treasury stock (665,500 shares both at September 30,2013 and December 31, 2012)	(729,444)	(729,444)
Additional paid-in capital	43,765,243	43,765,243
Appropriated retained earnings	6,997,530	6,997,530
Unappropriated retained earnings	48,025,166	45,859,324
Accumulated other comprehensive income	11,728,293	9,101,639
Total equity for stockholders of China Shengda Packaging	109,826,244	105,033,748
Noncontrolling interest	346,790	409,376
Total equity	110,173,034	105,443,124
Total liabilities and equity	$169,383,974	$167,148,591

CHINA SHENGDA PACKAGING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Amounts in US$)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$39,929,058	$33,033,566	$100,509,307	$98,151,414
Cost of goods sold	34,564,105	27,019,968	85,028,553	80,827,790
Gross profit	5,364,953	6,013,598	15,480,754	17,323,624
Operating expenses
Selling expenses	1,901,019	1,379,774	4,130,936	3,961,498
General and administrative expenses	2,784,893	2,940,979	8,581,080	7,847,277
	4,685,912	4,320,753	12,712,016	11,808,775
Other income (expenses)
Interest income	151,792	118,520	356,340	298,716
Interest expense	(248,127)	(115,577)	(562,348)	(487,640)
Subsidy income	4,302	46,309	327,876	263,714
Other	174,645	(16,878)	212,583	7,142
	82,612	32,374	334,451	81,932
Non-operating expense
Non-operating expense	98,120	-	294,925	-
	98,120	-	294,925	-
Income before income tax expense and noncontrolling interest	663,533	1,725,219	2,808,264	5,596,781
Income tax expense	161,221	365,352	704,277	1,044,868
Net income	502,312	1,359,867	2,103,987	4,551,913
Net loss attributable to noncontrolling interest	33,077	1,663	61,855	4,855
Net income attributable to company's common stockholders	$535,389	$1,361,530	$2,165,842	$4,556,768
Basic and diluted earnings per share	$0.01	$0.04	$0.06	$0.12
Weighted-average number of shares outstanding - basic and diluted	38,790,811	38,790,811	38,790,811	38,790,811
Comprehensive income:
Net income	502,312	1,359,867	2,103,987	4,551,913
Foreign currency translation adjustment	541,354	-164,829	2,625,923	548,508
Comprehensive income	1,043,666	1,195,038	4,729,910	5,100,421
Comprehensive loss attributable to noncontrolling interest	33,515	1,800	62,586	5,195
	$1,077,181	$1,196,838	$4,792,496	$5,105,616

CHINA SHENGDA PACKAGING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in US$)

	Nine Months Ended September 30,
	2013	2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$2,103,987	$4,551,913
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expenses	4,301,872	3,333,527
Deferred tax	(657,893)	(40,572)
Loss from disposal of property, plant and equipment	90,614	-
Change in operating assets and liabilities:
Restricted cash	8,804,882	(3,426,845)
Accounts and notes receivable	(5,615,309)	1,345,391
Inventories	(5,078,848)	3,556,059
Prepayments and other receivables	(1,379,429)	(436,701)
Accounts and notes payable	(14,016,566)	12,824,684
Amount due from(to) related party	836,702	544,609
Accrued expenses and other payables	2,055,666	1,718,696
Tax payables	(205,277)	(2,002,434)
Net cash (used in) provided by operating activities	(8,759,599)	21,968,327
Cash flows from investing activities
Purchase of property, plant and equipment	(3,685,181)	(14,619,240)
Prepayment paid for construction in progress	-	(3,150,000)
Proceeds from disposal of property, plant and equipment	59,676	-
Net cash used in investing activities	(3,625,505)	(17,769,240)
Cash flows from financing activities
Proceeds from short-term loan	6,428,000	6,662,447
Proceeds from long-term loan	-	4,495,863
Repayment of short-term loans	-	(13,301,664)
Restricted cash	-	(4,993,263)
Investment from noncontrolling interests	-	208,894
Net cash provided by (used in) financing activities	6,428,000	(6,927,723)
Effect of foreign currency exchange rate fluctuation on cash and cash equivalents	221,914	109,426
Net changes in cash and cash equivalents	(5,735,190)	(2,619,210)
Cash and cash equivalents, beginning of period	11,903,937	19,294,089
Cash and cash equivalents, end of period	$6,168,747	$16,674,879
Cash paid during the period for:
Interest paid	$374,852	$475,204
Income taxes paid	$1,008,024	$885,290